Exhibit 10.9

EXECUTION

AMENDMENT NO. 7
TO MORTGAGE LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT

Amendment No. 7 to Mortgage Loan Participation Purchase And Sale Agreement, dated as of January 31, 2014 (this “Amendment”), by and among Bank of America, N.A. (“Purchaser”), PennyMac Corp. (“Seller”), PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P. (individually and collectively, the “Guarantor”).

RECITALS

Purchaser, Guarantor and Seller are parties to that certain Mortgage Loan Participation Purchase And Sale Agreement, dated as of December 23, 2011, (as amended by Amendment No. 1, dated as of August 17, 2012, Amendment No. 2, dated as of October 29, 2012, Amendment No. 3, dated as of December 5, 2012, Amendment No. 4, dated as of January 3, 2013, Amendment No. 5, dated as of March 28, 2013, and Amendment No. 6, dated as of January 2, 2014, the “Existing MLPSA”; and as further amended by this Amendment, the “MLPSA”).  The Guarantor is a party to that certain Guaranty (as amended from time to time, the “Guaranty”), dated as of December 23, 2011, made by Guarantor in favor of Purchaser.

Purchaser, Seller and Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing MLPSA be amended to reflect certain agreed upon revisions to the terms of the Existing MLPSA.  As a condition precedent to amending the Existing MLPSA, Purchaser has required Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, Purchaser, Seller and Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing MLPSA is hereby amended as follows:

SECTION 1.                  Definitions.  Section 1 of the Existing MLPSA is hereby amended by:

1.1       deleting the definitions of “Expiration Date”, “LIBOR”, “Liquidity”, “Net Worth”, “Subordinated Debt”, and “Total Liabilities” in their entirety and replacing them with the following:

“Expiration Date”: The earlier of (i) January 30, 2015, (ii) at Purchaser’s option, upon the occurrence of an Event of Default, and (iii) the date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

“LIBOR”: The daily rate per annum (rounded to four (4) decimal places) for one-month U.S. dollar denominated deposits as offered to prime banks in the London interbank market, as published on the Official BBA LIBOR Fixings page by Bloomberg or in the Wall Street Journal as of the date of determination; provided, that if Purchaser determines that any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, or any circumstance materially and adversely affecting the London interbank market, shall make it unlawful, impractical or commercially unreasonable for Purchaser to purchase

Participation Certificates as contemplated by this Agreement using LIBOR, then Purchaser may, in addition to its rights under Section 9(b)(v) herein, select an alternative rate of interest or index in its discretion.

“Liquidity”: As of any date of determination, (a) with respect to Seller, the sum of (i) such Person’s unrestricted and unencumbered cash and Cash Equivalents and (ii) the balance in the Over/Under Account exclusive of funds held due to a Margin Deficit or Margin Call (each as defined in the Repurchase Agreement), and (b) with respect to a Guarantor, the sum of (i) such Person’s unrestricted and unencumbered cash and Cash Equivalents, (ii) the balance in the Over/Under Account exclusive of funds held due to a Margin Deficit or Margin Call (each as defined in the Repurchase Agreement), and (iii) the aggregate amount of unused capacity available to such Person under the committed repurchase agreements between Purchaser and Seller or Purchaser and PMOP for whole loans for which such Person has unencumbered eligible collateral to pledge thereunder.  By way of example but not limitation, cash in escrow and/or impound accounts shall not be included in this calculation.

“Net Worth”: With respect to a Person, an amount equal to, on a consolidated basis, such Person’s stockholder equity (determined in accordance with GAAP).

“Subordinated Debt”: Indebtedness of a Person which is (a) unsecured, (b) as to which no part of the principal of such Indebtedness is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date which is one year following the Expiration Date and (c) as to which the payment of the principal of and interest on such Indebtedness and other obligations of such Person in respect of such Indebtedness are subordinated to the prior payment in full of the principal of and interest (including post-petition obligations) on the transactions and all other obligations and liabilities of such Person to Purchaser hereunder on terms and conditions approved in writing by Purchaser and all other terms and conditions of which are satisfactory in form and substance to Purchaser.

“Total Liabilities”: As of any date of determination, (i) with respect to PMIT and its Subsidiaries, the sum of (a) the total liabilities of PMIT and its Subsidiaries on any given date of determination, to be determined in accordance with GAAP consistent with those applied in the preparation of the financial statements of PMIT and its Subsidiaries, plus (b) to the extent not already included under GAAP, the total aggregate outstanding amount owed by PMIT and its Subsidiaries under any repurchase, refinance or other similar credit arrangements, plus (c) to the extent not already included under GAAP, any “off balance sheet” repurchase, refinance or other similar credit arrangements, less (d) non-recourse debt and (ii) with respect to Seller and PMOP, the sum of (a) the total liabilities of such Person on any given date of determination, to be determined in accordance with GAAP consistent with those applied in the preparation of such Person’s financial statements, plus (b) to the extent not already included under GAAP, the total aggregate outstanding amount owed by such Person under any repurchase, refinance or other similar credit arrangements, plus (c) to the extent not already included under GAAP, any “off balance sheet” repurchase, refinance or other similar credit arrangements, less (d) non-recourse debt and less (e) any debt classified as intercompany debt that is eliminated on the accompanying consolidating financial statements of PMIT and its Subsidiaries.

1.2                               adding the following defined terms in their proper alphabetical order:

“Ability to Repay Rule”: 12 CFR 1026.43(c).

“Dollars” and “$”: Dollars in lawful currency of the United States of America.

“Effective Date”:  Shall have the meaning assigned thereto in the Pricing Side Letter.

“Facility Fee”:  Shall have the meaning assigned thereto in the Pricing Side Letter.

“PMOP”:  PennyMac Operating Partnership, L.P.

“QM Rule”: 12 CFR 1026.43(e).

“Qualified Mortgage”: A Related Mortgage Loan that satisfies the criteria for a “qualified mortgage” as set forth in the QM Rule.

“Rebuttable Presumption Qualified Mortgage”: A Qualified Mortgage with an annual percentage rate that exceeds the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by 1.5 or more percentage points for a first-lien Related Mortgage Loan or by 3.5 or more percentage points for a subordinate-lien Related Mortgage Loan.

“Safe Harbor Qualified Mortgage”: A Qualified Mortgage with an annual percentage rate that does not exceed the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by 1.5 or more percentage points for a first-lien Related Mortgage Loan or by 3.5 or more percentage points for a subordinate-lien Related Mortgage Loan.

SECTION 2.                  Facility Fee  Section 2 of the Existing MLPSA is hereby amended by adding the following clause (g) at the end thereof:

(g)  The Facility Fee shall be deemed earned in full on the Effective Date and if the Agreement is renewed, thereafter on or before the anniversary of the Effective Date.  The Facility Fee shall be paid in four equal installments, which shall be paid on the Effective Date and on the fifth (5th) day of every third (3rd) month thereafter; provided that that if any such day is not a Business Day, the next succeeding Business Day.  Such payment shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Purchaser at such account designated by Purchaser.  In the event Seller terminates the Agreement prior to the Expiration Date, the unpaid portion of the Facility Fee shall be paid in full.  In the event Purchaser notifies Seller in writing that it shall no longer purchase Participation Certificates from Seller in accordance with the Agreement other than due to the occurrence of a Potential Default or Event of Default, Purchaser shall refund to Seller a pro-rated portion of the Facility Fee.

SECTION 3.                  Takeout Commitments. The Existing MLPSA is hereby amended by:

3.1       deleting the second paragraph of Section 3 in its entirety and replacing it with the following:

Seller hereby acknowledges that, in order for Purchaser to satisfy the “good delivery standards” of the Securities Industry and Financial Markets Association (“SIFMA”) as set forth in the SIFMA Uniform Practices Manual and SIFMA’s Uniform Practices for the Clearance and Settlement of Mortgage Backed Securities and other Related Securities, in each case, as amended from time to time, Purchaser must deliver each Trade Assignment to the related Approved Investor no later than seventy-two (72) hours prior to settlement of the related Security.  Seller hereby acknowledges and agrees to deliver each Trade Assignment to Purchaser no later than 1:00 p.m. (Eastern Time) on the date on which such seventy-two (72) hour period commences.

3.2       deleting Exhibit B thereto it in its entirety and replacing it with Annex 1 hereof.

SECTION 4.                  Servicing Of the Mortgage Loans; Events of Default. Section 6 of the Existing MLPSA is hereby amended by deleting the first paragraph of Subsection (g) and Subsection (h) each in their entirety and replacing them with the following (modified text underlined for review purposes):

(g)                                  Purchaser (or any other registered holder of the Related Participation Certificate) shall be entitled to (i) retain all Holdback Amounts in accordance with Section 4, (ii) declare all amounts payable by Seller to Purchaser hereunder to be immediately due and payable, (iii) effect termination of Servicing Agreement and obligations respecting the affected Related Mortgage Loans as provided in Section 6(g), (iv) take possession of the Related Mortgage Loans, including any records that pertain thereto, (v) proceed against Seller for any deficiencies, (vi) liquidate, terminate and/or accelerate amounts due under this Agreement, and (vii) pursue any other rights and/or remedies available at law or in equity against Seller, in the event any of the following circumstances or events (“Events of Default”) occur and are continuing:

(h)                                 Purchaser, in its sole discretion, may terminate Seller’s and Servicer’s rights and obligations as subservicer of the affected Related Mortgage Loans and require Seller to deliver the related Servicing Records to Purchaser or its designee upon the occurrence of (i) an Event of Default, (ii) Seller’s failure to comply with any of its obligations set forth in Section 5(c), or (iii) Seller’s breach of Sections 10(a)(xxiii) or 10(b)(ix), by delivering written notice to Seller requiring such termination.  For the avoidance of doubt, any termination of the Seller’s rights as subservicer of the affected Related Mortgage Loans by the Purchaser as a result of clauses (i), (ii) or (iii) of the foregoing sentence shall be deemed part of an exercise of the Purchaser’s rights to cause the liquidation, termination and/or acceleration of amounts due under this Agreement.  Such termination shall be effective upon Seller’s receipt of such written notice; provided, that Seller’s and Servicer’s subservicing rights shall be terminated immediately upon the occurrence of any event described in Section 6(g) or the conclusion of the Servicing Term (absent a renewal of the Servicing Term), regardless of whether notice of such event shall have been given to or by Purchaser or Seller.  Upon any such termination, all authority and power of Seller and Servicer respecting its rights to subservice and duties under this Agreement or the Servicing Agreement relating thereto, shall pass to and be vested in the Successor Servicer appointed by Purchaser and Purchaser is hereby authorized and empowered to transfer such rights to subservice the Related Mortgage Loans for such price and on such terms and conditions as Purchaser shall reasonably determine; provided, that to the extent the Applicable Agency proceeds to issue a Security with respect to the Related Mortgage Loans, Purchaser shall convey the servicing rights and the rights to subservice such Mortgage Loans in accordance with such Applicable Agency’s instructions.  Seller shall promptly take such actions and furnish to Purchaser such documents that Purchaser deems necessary or appropriate to enable Purchaser to obtain a Security backed by such Mortgage Loans or to enforce such Mortgage Loans, as appropriate, and shall perform all acts and take all actions so that the Related Mortgage Loans and all files and documents relating to such Mortgage Loans held by Seller, together with all escrow amounts relating to such Mortgage Loans, are delivered to Successor Servicer, including but not limited to preparing, executing and delivering to the Successor Servicer any and all documents and other instruments, placing in the Successor Servicer’s possession all Servicing Records pertaining to such Mortgage Loans and doing or causing to be done any other actions requested by Purchaser, all at Seller’s sole expense.  To the extent that the approval of the Applicable Agency is required for any such sale or transfer, Seller shall fully cooperate with Purchaser to obtain such approval.  All amounts paid by any purchaser of such rights to service or subservice the Related Mortgage Loans shall be the property of Purchaser.  The subservicing required to be delivered to Successor Servicer in accordance with this Section 6(h) shall be delivered free of any servicing rights in favor of Seller or any third party (other than Purchaser) and free of any title, interest, lien, encumbrance or claim of any kind of Seller.  No exercise by Purchaser of its rights under this Section 6(h) shall relieve Seller of responsibility or liability for any breach of this Agreement.

SECTION 5.                  Record Title to Mortgage Loans; Intent of Parties; Security Interest.  Section 8 of the Existing MLPSA is hereby amended by deleting Subsection (c) in its entirety and replacing it with the following (modified text underlined for review purposes):

(c)                                  Purchaser and Seller confirm that the transactions contemplated herein are intended to be sales of the Participation Certificates by Seller to Purchaser rather than borrowings secured by the Participation Certificates.  In the event, for any reason, any transaction is construed by any court or regulatory authority as a borrowing rather than as a sale, in order to secure the Seller’s obligations hereunder and any other obligations between the Seller on the one hand and the Purchaser and its Affiliates on the other, and in any event, Seller and Purchaser intend that Purchaser or its Assignee, as the case may be, shall have, and the Seller hereby grants, assigns and pledges to Purchaser or its Assignee a perfected first priority security interest in all of Seller’s right, title and interest in, to and under the Participation Certificates, all of the servicing rights with respect to the Related Mortgage Loans, the Custodial Account and all amounts on deposit therein, the Related Mortgage Loans subject to each Participation Certificate, all documents, records (including, without limitation, Servicing Records and copies of all documentation in connection with the underwriting and origination of any Related Mortgage Loan that evidences compliance with the Ability to Repay Rule and the QM Rule), instruments and data evidencing the Related Mortgage Loans and the servicing thereof, the Securities to be issued as contemplated hereunder and all proceeds thereof, the Takeout Commitments and the proceeds of any and all of the foregoing in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Collateral”), free and clear of adverse claims.  In such case, Seller shall be deemed to have hereby granted to Purchaser or its

Assignee, as the case may be, a first priority security interest in and lien upon the Collateral, free and clear of adverse claims.  In such event, this Agreement shall constitute a security agreement, the Custodian shall be deemed to be an independent custodian for purposes of perfection of the security interest herein granted to Purchaser, and Purchaser or each such Assignee shall have all of the rights of a secured party under applicable law.  Without limiting the generality of the foregoing and for the avoidance of doubt, if any determination is made that the servicing rights with respect to the Related Mortgage Loans were not sold by Seller to Purchaser or that that such servicing rights are not an interest in the Related Mortgage Loans and are severable from the Related Mortgage Loans despite Purchaser’s and Seller’s express intent herein to treat them as included in the purchase and sale transaction, Seller hereby expressly pledges, assigns and grants to Purchaser a continuing first priority security interest in and lien upon the servicing rights and all documentation and rights to receive documentation related to such servicing rights and the servicing of each of the Related Mortgage Loans (the “Related Credit Enhancement”).  The Related Credit Enhancement is hereby pledged as further security for Seller’s obligations to Purchaser hereunder.

SECTION 6.                  Conditions Precedent.  Section 9(b) of the Existing MLPSA is hereby amended by deleting Subsection (xi) in its entirety.

SECTION 7.                  Representations and Warranties.  Section 10(b) of the Existing Purchase and Sale Agreement is hereby amended by (a) deleting “and” at the end of clause (xi), (b) deleting the “.” at the end of clause (xii) and replacing it with “;” and (c) adding the following clauses (xiii) and (xiv) at the end thereof:

(xiii)                        Each Mortgage Loan satisfies the following criteria:

(1)                                 Such Mortgage Loan is a Qualified Mortgage;

(2)                                 Such Mortgage Loan is accurately identified in writing to Purchaser as either a Safe Harbor Qualified Mortgage or a Rebuttable Presumption Qualified Mortgage;

(3)                                 Prior to the origination of such Mortgage Loan, the related originator made a reasonable and good faith determination that the related Mortgagor would have a reasonable ability to repay such Mortgage Loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 CFR 1026.43(c)(2);  and

(4)                                 Such Mortgage Loan is supported by documentation that evidences compliance with the Ability to Repay Rule and the QM Rule; and

(xiv)                       There is no action, suit or proceeding instituted by or against or threatened against Seller in any federal or state court or before any commission or other regulatory body (federal, state or local, foreign or domestic) that questions or challenges the compliance of any Mortgage Loan (or the related underwriting) with the Ability to Repay Rule or the QM Rule.

SECTION 8.                  Covenants of Seller.  Section 11 of the Existing MLPSA is hereby amended by deleting Subsections (a)(i), (a)(ii), (a)(iii), (a)(iv), (c) and (cc) each in its entirety and replacing each respectively with the following (modified text underlined for review purposes where applicable):

(a)(i) Adjusted Tangible Net Worth.  (A) Seller shall maintain an Adjusted Tangible Net Worth of not less than $150,000,000; (B) PMIT shall maintain an Adjusted Tangible Net Worth of not less than $860,000,000; and (C) PMOP shall maintain an Adjusted Tangible Net Worth of not less than $700,000,000.

(a)(ii)  Liquidity. As of the end of each calendar month, (A) Seller has maintained Liquidity in an amount not less than, (1) prior to the termination of the Repurchase Agreement, $15,000,000, and (2) on and after the termination of the Repurchase Agreement, $10,000,000; (B) PMIT and its Subsidiaries have maintained in the aggregate Liquidity in an amount not less than $40,000,000; and (C) PMOP and its Subsidiaries have maintained in the aggregate Liquidity in an amount not less than $40,000,000.

(a)(iii)  Total Liabilities to Adjusted Tangible Net Worth Ratio.  (A) Seller’s ratio of Total Liabilities to Adjusted Tangible Net Worth shall not exceed 10:1; (B) PMIT’s and its Subsidiaries’ aggregate ratio of Total Liabilities to Adjusted Tangible Net Worth shall not exceed 5:1; and (C) PMOP’s ratio of Total Liabilities to Adjusted Tangible Net Worth shall not exceed 5:1.

(a)(iv)  Profitability.  (A) Prior to the termination of the Repurchase Agreement, Seller shall maintain profitability of at least $1.00 in Net Income for the Test Period less any mark-to-market adjustments with respect to the derivative related to the issuance of PennyMac Corp. 5.375% Exchangeable Senior Notes due 2020; (B) PMIT and its Subsidiaries shall maintain profitability of at least $1.00 in Net Income for the Test Period; and (C) PMOP shall maintain profitability of at least $1.00 in Net Income for the Test Period less any mark-to-market adjustments with respect to the derivative related to the issuance of PennyMac Corp. 5.375% Exchangeable Senior Notes due 2020.

(c)  Litigation.  Seller and each Guarantor, as applicable, will promptly, and in any event within ten (10) days after service of process on any of the following, give to Purchaser notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller, a Guarantor or any of their Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually in an amount greater than $5,000,000 or in an aggregate amount greater than $10,000,000, (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect, or (iv) questions or challenges compliance of any Related Mortgage Loan with the Ability to Repay Rule or the QM Rule. On each Reporting Date, Seller and each Guarantor, as applicable, will provide to Purchaser a litigation docket listing all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller, Guarantor or any of their Subsidiaries or affecting any of the Property of any of them before any Governmental

Authority. Seller and each Guarantor, as applicable, will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

(cc)  Most Favored Status.  Seller, Guarantors and Purchaser each agree that should Seller, Guarantor or any Affiliate thereof enter into a repurchase agreement, warehouse facility, guaranty or similar credit facility with any Person other than Purchaser or an Affiliate of Purchaser which by its terms provides more favorable terms with respect to any financial covenants set forth in Section 11(a) hereof (each, a “More Favorable Agreement”) then, Seller shall provide the Purchaser with prompt notice of such more favorable terms contained in such More Favorable Agreement and the terms of this Agreement shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement, such that such terms operate in favor of Purchaser or an Affiliate of Purchaser; provided, that in the event that such More Favorable Agreement is terminated, upon notice by Seller to Purchaser of such termination, the original terms of this Agreement shall be deemed to be automatically reinstated.  Seller, Guarantors and Purchaser further agree to execute and deliver any new guaranties, agreements or amendments to this Agreement evidencing such provisions, provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the parties hereto.  Promptly upon Seller, a Guarantor or any Affiliate thereof entering into a repurchase agreement or other credit facility with any Person other than Purchaser, Seller or a Guarantor, as applicable, shall deliver to Purchaser a true, correct and complete copy of such repurchase agreement, loan agreement, guaranty or other financing documentation

SECTION 9.                  Reports.  Section 12 of the Existing Master Repurchase Agreement is hereby amended by:

9.1       deleting Subsections (a)(i) and (b) each in its entirety and replacing each respectively with the following (modified text underlined for review purposes):

(a)(i)                      as soon as available and in any event within forty (40) calendar days after the end of each calendar month, the unaudited consolidated and consolidating balance sheets of each Guarantor and its consolidated Subsidiaries and the unaudited balance sheet of Seller, each as at the end of such period and the related unaudited consolidated and consolidating statements of income for each Guarantor and its consolidated Subsidiaries and the unaudited statements of income for Seller for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of such Guarantor or Seller, as applicable, which certificate shall state that said consolidated financial statements or financial statements, as applicable, fairly present in all material respects the consolidated financial condition or financial condition, as applicable, and results of operations of Guarantor and its consolidated Subsidiaries or Seller, as applicable, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

(b)  Officer’s Certificates.  Seller will furnish to Purchaser, at the time Seller furnishes each set of financial statements pursuant to Section 12(a)(i), (ii) and (iii) above, a certificate of a Responsible Officer of Seller in a form acceptable to Purchaser. Seller’s obligation to provide such Officer’s Certificate (as defined in the Repurchase Agreement) shall be waived for such periods during which Seller shall be a party to a Master Repurchase

Agreement with Purchaser and shall be in compliance with Seller’s obligations under Section 17(b) of such Master Repurchase Agreement.

9.2       inserting the following at the end thereof:

(h)  QM/ATR Reporting.

(i) Seller shall deliver to Purchaser, with reasonable promptness upon Purchaser’s request: (A) copies of any reports related to the Participation Certificates and the Related Mortgage Loans, (B) copies of all documentation in connection with the underwriting and origination of any Related Mortgage Loan that evidences compliance with the Ability to Repay Rule and the QM Rule, as applicable, and (C) any other information in Seller’s possession related to the Participation Certificates and the Related Mortgage Loans.

(ii) On each Purchase Date hereunder, Seller shall provide to Purchaser a schedule identifying each Related Mortgage Loan as either a Safe Harbor Qualified Mortgage or a Rebuttable Presumption Qualified Mortgage, as applicable.

SECTION 10.                     Notices.  Section 21 of the Existing MLPSA is hereby amended by deleting the address for notices to Buyer in its entirety and replacing it with the following:

If to Buyer:	Bank of America, N.A.
4500 Park Granada
Mail Code: CA7-910-02-38
Calabasas, California 91302
Attention: Adam Gadsby, Director
Telephone: (818) 225-6541
Facsimile: (213) 457-8707
Email: Adam.Gadsby@baml.com

With copies to:

Bank of America, N.A.
One Bryant Park, 11th Floor
Mail Code: NY1-100-11-01
New York, New York 10036
Attention: Eileen Albus, Vice President, Mortgage Finance
Telephone: (646) 855-0946
Facsimile: (646) 855-5050
Email: Eileen.Albus@baml.com

and

Bank of America, N.A.
50 Rockefeller Plaza
Mail Code: NY1-050-12-03
New York, New York 10020

Attention: Mr. Michael McGovern Esq.
Telephone: 646-855-0183
Email: Michael.Mcgovern@bankofamerica.com

SECTION 11.           Examination and Oversight by Regulators.  Section 25 of the Existing MLPSA is hereby amended by deleting such section in its entirety and replacing it with the following (modified text underlined for review purposes only):

Seller agrees that the transactions with Purchaser under this Agreement may be subject to regulatory examination and oversight by one or more Governmental Authorities.  Seller shall comply with all requests made by Purchaser to assist Purchaser in complying with regulatory requirements imposed on Purchaser.

SECTION 12.           Fees and Expenses.  Seller hereby agrees to pay to Purchaser, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Purchaser in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

SECTION 13.           Conditions Precedent.  This Amendment shall become effective as of the date hereof upon Purchaser’s receipt of this Amendment, executed and delivered by a duly authorized officer of Purchaser, Seller and Guarantor.

SECTION 14.           Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing MLPSA shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 15.           Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 16.           Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 17.              GOVERNING LAW.  THE AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

SECTION 18.           Reaffirmation of Guaranty. The Guarantor hereby (i) agrees that the liability of Guarantor or rights of Purchaser under the Guaranty shall not be affected as a result of this Amendment, (ii) ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and (iii) acknowledges and agrees that such Guaranty is and shall continue to be in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Purchaser

By:		/s/ Adam Robitshek
Name: Adam Robitshek
Title: Vice President

PENNYMAC CORP., as Seller

By:		/s/ Pamela Marsh
Name: Pamela Marsh
Title: Executive Vice President, Treasurer

PENNYMAC MORTGAGE INVESTMENT TRUST, as Guarantor

By:		/s/ Pamela Marsh
Name: Pamela Marsh
Title: Executive Vice President, Treasurer

PENNYMAC OPERATING PARTNERSHIP, L.P., as Guarantor

By:		PennyMac GP OP, Inc., its General Partner

	By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Executive Vice President, Treasurer

Signature Page to Amendment No. 7 to MLPSA

ANNEX 1 TO

AMENDMENT NO. 7 TO

MORTGAGE LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT

Exhibit B

TRADE ASSIGNMENT

(“Takeout Investor”)

(Address)

Attention:

Fax No.:

Dear Sirs:

Attached hereto is a correct and complete copy of your confirmation of commitment (the “Commitment”), trade-dated                        ,         , to purchase $             of     %        year,

(Check Box)

☐	Government National Mortgage Association;

☐	Federal National Mortgage Association; or

☐	Federal Home Loan Mortgage Corporation.

mortgage-backed pass-through securities (“Securities”) at a purchase price of                        from                    on (insert Settlement Date).  Our intention is to assign $           of this Commitment’s full amount, which assignment shall be effective and shall be fully enforceable by the assignee on the Settlement Date.  This is to confirm that (i) the form of this assignment conforms to the SIFMA guidelines, (ii) the Commitment is in full force and effect, (iii) effective as of the Settlement Date, the Commitment is hereby assigned to [Bank of America, N.A. (“BANA”)] [Merrill Lynch Pierce Fenner & Smith Incorporated (MLPF&S)], whose acceptance of such assignment is indicated below, (iv) you will accept delivery of such Securities directly from [BANA] [MLPF&S], (v) you will pay [BANA] [MLPF&S],for such Securities, (vi) effective as of the Settlement Date and provided the Securities have been issued, [BANA] [MLPF&S] is obligated to make delivery of such Securities to you in accordance with the attached Commitment and (vii) effective as of the Settlement Date and provided the Securities have been issued, you have released Seller from its obligation to deliver the Securities to you under the Commitment.  Payment will be made “delivery versus payment (DVP)” to [BANA] [MLPF&S] in immediately available funds.

Annex 1

If you have any questions, please call [SELLER CONTACT] at (      )       -         immediately or contact him by fax at (      )       -        .

Very truly yours,

[SELLER]

By:
Title:
Date:

Agreed to:

[BANK OF AMERICA, N.A.] [MERRILL LYNCH PIRECE FENNER & SMITH INCORPORATED]

By:
Title:
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Provided the Securities have been issued, notice of delivery and confirmation of receipt will be the obligations of [BANA] [MLPF&S].  Prompt notification of incorrect information or rejection of the trade assignment should be made to [          ].

Annex 1